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                                                                Exhibit 99.1

[SOLUTIA logo]
                                                                        News



                                              SOLUTIA INC.
                                              575 Maryville Centre Drive
                                              St. Louis, Missouri 63141

                                              P.O. Box 66760
                                              St. Louis, Missouri 63166-6760

FOR IMMEDIATE RELEASE

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                                      MEDIA: Dan Jenkins (314) 674-8552
                                      INVESTORS: Tim Spihlman (314) 674-5206


      SOLUTIA MAINTAINS COMMITMENT TO PHARMACEUTICAL SERVICES BUSINESS

COMPANY WILL CONTINUE TO INVEST IN WORLD-CLASS FACILITIES AT CARBOGEN AND AMCIS

ST. LOUIS - APRIL 14, 2005 -- Solutia Inc. (OTCBB: SOLUQ) today announced that its subsidiary, Solutia Europe SA/NV, has completed a strategic review of its Pharmaceutical Services business, comprised of CarboGen and AMCIS. After assessing several alternatives, including a potential sale, Solutia has decided it will retain this business. Based in Switzerland, CarboGen and AMCIS (http://www.carbogen-amcis.com) provide seamless drug development and commercialization services for leading pharmaceutical and biotechnology companies.

"CarboGen and AMCIS are a small but profitable part of Solutia's portfolio," said Jeffry N. Quinn, president and CEO, Solutia Inc. "We have concluded that we can maximize value for our stakeholders by continuing to own and operate this business. We will invest as needed in CarboGen and AMCIS to meet the emerging needs of our customers."

Solutia's recent investments in CarboGen and AMCIS include the December 2004 completion of a state-of-the-art development and manufacturing facility for highly potent active pharmaceutical ingredients (API). Through this facility, CarboGen and AMCIS offer the full breadth of capabilities to deliver highly potent API supply for clinical trials and commercial use, across all categories of highly potent compounds including oncologics, cytotoxics and cytostatics. Other recent investments include the addition of two, 2500-liter reactors at the Bubendorf site in December 2004, as well as new labs and a pilot plant for the production of highly potent APIs.

CarboGen and AMCIS account for approximately 2 percent of the annual sales of Solutia Inc. Their world-class research and development facilities are located at three sites in Switzerland: Aarau, Bubendorf, and Neuland.


Dedicated to reducing the time, cost and risks associated with drug development, CarboGen and AMCIS focus on supporting the drug substance development process from bench to market. The business delivers integrated chemistry services that include process research and API supply as well as process development and API manufacture for clinical trials and commercial use.

For more information on CarboGen and AMCIS, visit http://www.carbogen-amcis.com.

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FORWARD LOOKING STATEMENT
This press release contains forward-looking statements. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by the forward looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) the ability of Solutia to develop, prosecute, confirm and consummate one or more Chapter 11 plans of reorganization; (ii) the potential adverse impact of the Chapter 11 filing on Solutia's operations, management and employees, and the risks associated with operating businesses under Chapter 11 protection; (iii) the ability of Solutia to comply with the terms of the DIP financing facility; (iv) world economic conditions, competitive pressures, gain or loss of significant customers, labor relations and disruption of operations, raw material and energy costs, currency and interest rate fluctuations, success in implementing pricing actions and managing spending, operating rates, cost of debt, environmental compliance and remediation and other factors; (v) customer response to the Chapter 11 filing; and (vi) the risk factors or uncertainties listed from time to time in Solutia's filings with the Securities and Exchange Commission and with the U.S. Bankruptcy Court in connection with the Company's Chapter 11 filing. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.

CORPORATE PROFILE
Solutia (http://www.Solutia.com) uses world-class skills in applied chemistry to create value-added solutions for customers, whose products improve the lives of consumers every day. Solutia is a world leader in performance films for laminated safety glass and after-market applications; process development and scale-up services for pharmaceutical fine chemicals; specialties such as water treatment chemicals, heat transfer fluids and aviation hydraulic fluid and an integrated family of nylon products including high-performance polymers and fibers.

Solutia ... Solutions for a Better Life.
SOURCE: SOLUTIA INC.
ST. LOUIS
4/14/05